As filed with the Securities and Exchange Commission on March 11, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0455244
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

(Address of principal executive offices)

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

(Full title of the plan)

Ronald S. Jankov

President and Chief Executive Officer

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share To be issued upon exercise of options to be granted under the 2004 Equity Incentive Plan	150,000	$13.23	(2)	$1,983,750	$233.49
To be issued under the 2004 Employee Stock Purchase Plan	75,000	$13.23	(2)	$991,875	$116.75
TOTAL:	225,000				$350.24

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

NetLogic Microsystems, Inc. (the “Registrant”) incorporates by reference into this Registration Statement the Registrant’s Registration Statement (Registration No. 333-117619) on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2004.

The following document filed by the Registrant with the Commission is hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 11, 2005.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, state of California, on the 11th day of March, 2005.

NetLogic Microsystems, Inc.

By:	/s/ RONALD JANKOV
Ronald Jankov
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2005.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald Jankov and Donald Witmer, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

/s/ RONALD JANKOV Ronald Jankov	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ DONALD WITMER Donald Witmer	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LEONARD PERHAM Leonard Perham	Chairman of the Board

/s/ DOUGLAS BROYLES Douglas Broyles	Director

/s/ STEVE DOMENIK Steve Domenik	Director

/s/ NORMAN GODINHO Norman Godinho	Director

/s/ VARADARAJAN SRINIVASAN Varadarajan Srinivasan	Director

EXHIBIT INDEX

Exhibit	Description
4.1	Specimen common stock certificate (1)

4.2	Second Amended and Restated Investor Rights Agreement dated August 31, 2001, as amended by the Amendments to Second Amended and Restated Investor Rights Agreement dated March 18, 2004, April 16, 2004 and June 12, 2004 (2)

4.3	Rights Agreement dated July 7, 2004 by and between the Registrant and Wells Fargo Bank, National Association (3)

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered

10.1	Intentionally omitted

10.2	2004 Equity Incentive Plan(1)

10.2.1	Form of Stock Option Agreement under the 2004 Equity Incentive Plan(4)

10.3	2004 Employee Stock Purchase Plan and forms of related agreements(5)

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature pages to this Registration Statement)

(1)	Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to the Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission on June 21, 2004.
(2)	Incorporated by reference to the same-numbered exhibit to Amendment No. 2 to the Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission on June 14, 2004.
(3)	Incorporated by reference to Exhibit (i) to Form 8-A (Registration No. 000-50838) filed by the Registrant with the Securities and Exchange Commission on July 8, 2004.
(4)	Incorporated by reference to the same-numbered exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 filed by the Registrant with the Securities and Exchange Commission on November 12, 2004.
(5)	Incorporated by reference to the same-numbered exhibit to the Form S-8 (Registration No. 333-117619) filed by the Registrant with the Securities and Exchange Commission on July 23, 2004.